Exhibit 99.1

VULCAN MATERIALS COMPANY AND SUBSIDIARY COMPANIES
UNAUDITED PRO FORMA FINANCIAL STATEMENT INFORMATION

On March 7, 2014, Vulcan Materials Company (the “Company”) completed the sale of the Company’s cement and concrete businesses in the Florida area to Cementos Argos, S.A., a multiregional company based in Colombia, South America (the “Purchaser”). The assets sold to Purchaser are located in Florida and southern Georgia, and include the Company’s Newberry, Florida cement plant, Tampa and Port Manatee cement terminals and grinding facilities, 69 ready-mix concrete sites and 13 concrete block and building material sites. The Company is retaining all of its aggregates operations in Florida and as part of the transaction, has entered into a supply agreement to continue to provide aggregates to the divested facilities, at market prices, for a period of 20 years. The sale generated $720 million of gross proceeds.

On March 10, 2014, the Company completed a tender offer to purchase $506 million principal amount of outstanding debt. The $506 million reduction in long-term debt is estimated to reduce annual pretax interest expense by $32 million.

The unaudited Pro Forma Condensed Consolidated Statement of Earnings for the year ending December 31, 2013 and the unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2013 have been derived from the audited financial statements of the Company included in its 2013 Annual Report on Form 10-K. The unaudited Pro Forma Condensed Consolidated Balance Sheet gives effect to the sale as if the transaction occurred on December 31, 2013. The unaudited Pro Forma Condensed Consolidated Statement of Earnings gives effect to the sale as if the transaction occurred on January 1, 2013. The impact of the anticipated use of proceeds to purchase debt is included in the period presented.

The unaudited pro forma financial statement information is based upon available information and assumptions that the Company believes are reasonable. This pro forma financial statement information has been provided for informational purposes only. The pro forma information is not necessarily indicative of what the Company’s financial position or results of operations actually would have been had the sale and related debt purchase occurred as of the dates indicated. In addition, the unaudited pro forma condensed consolidated financial information does not purport to project the future financial position or operating results of the Company.

The unaudited pro forma financial statement information, including the notes thereto, should be read in conjunction with the historical financial statements of the Company included in its 2013 Annual Report on Form 10-K.

VULCAN MATERIALS COMPANY AND SUBSIDIARY COMPANIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2013

in thousands	As Reported (1)	Divestiture (2)	Debt Purchase	(3)	Pro Forma (4)

Net sales	$2,628,696	$172,963			$2,455,733
Delivery revenues	142,013	-			142,013
Total revenues	2,770,709	172,963			2,597,746
Cost of goods sold	2,201,816	194,761			2,007,055
Delivery costs	142,013	-			142,013
Cost of revenues	2,343,829	194,761			2,149,068
Gross profit	426,880	(21,798)			448,678
Selling, administrative and general expenses	259,427	9,386			250,041
Gain on sale of property, plant & equipment
and businesses, net	39,250	-			39,250
Restructuring charges	(1,509)	-			(1,509)
Other operating expense, net	(14,790)	(2,889)			(11,901)
Operating earnings	190,404	(34,073)			224,477
Other nonoperating income, net	7,538	-			7,538
Interest expense (income), net	201,645	-	(32,267)		169,378
Earnings (loss) from continuing operations
before income taxes	(3,703)	(34,073)	32,267		62,637
Provision for (benefit from) income taxes	(24,459)	(12,852)	11,877		270
Earnings (loss) from continuing operations	$20,756	($21,221)	$20,390		$62,367
Basic earnings per share - continuing operations	$ 0.16				$0.48
Diluted earnings per share - continuing operations	$ 0.16				$0.47
Weighted-average common shares outstanding
Basic	130,272				130,272
Assuming dilution	131,467				131,467
Depreciation, depletion, accretion and amortization	$307,108	$36,025			$271,083

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

VULCAN MATERIALS COMPANY AND SUBSIDIARY COMPANIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

DECEMBER 31, 2013

in thousands	As Reported	(5)	Divestiture		Debt Purchase	(12)	Pro Forma	(13)

Assets
Cash and cash equivalents	$193,738		$719,000	(6)	($588,685)		$324,053
Accounts and notes receivable, net	339,621		-			-	339,621
Inventories	344,606		(36,310	)(7)		-	308,296
Current deferred income taxes	40,423		1,193	(8)		-	41,616
Prepaid expenses	22,549		-			-	22,549
Assets held for sale	10,559		-			-	10,559
Total current assets	951,496		683,883			(588,685)	1,046,694
Investments and long-term receivables	42,387		-			-	42,387
Property, plant & equipment, net	3,312,017		(396,767	)(7)		-	2,915,250
Goodwill	3,081,521		-			-	3,081,521
Other intangible assets, net	697,578		(62,349	)(7)		-	635,229
Other noncurrent assets	174,144		(2,690	)(7)		(4,215)	167,239
Total assets	$8,259,143		$222,077		$(592,900)		$7,888,320
Liabilities
Current maturities of long-term debt	$ 170		-			-	$ 170
Trade payables and accruals	139,345		-			-	139,345
Other current liabilities	159,620		53,477	(9)		(35,834)	177,263
Total current liabilities	299,135		53,477			(35,834)	316,778
Long-term debt	2,522,243		-			(515,051)	2,007,192
Noncurrent deferred income taxes	701,075		29,651	(10)		1,573	732,299
Deferred revenue	219,743		-			-	219,743
Other noncurrent liabilities	578,841		(8	)(7)		-	578,833
Total liabilities	4,321,037		83,120			(549,312)	3,854,845
Equity
Common stock, $1 par value	130,200		-			-	130,200
Capital in excess of par value	2,611,703		-			-	2,611,703
Retained earnings	1,295,834		138,957	(11)		(45,998)	1,388,793
Accumulated other comprehensive loss	(99,631)		-			2,410	(97,221)
Total equity	3,938,106		138,957			(43,588)	4,033,475
Total liabilities and equity	$8,259,143		$222,077		($592,900)		$7,888,320

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

VULCAN MATERIALS COMPANY AND SUBSIDIARY COMPANIES
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in millions)

(1)	Represents results of operations as reported on the audited Consolidated Statement of Comprehensive Income included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.

(2)	Represents the results of operations of the sold concrete and cement operations. Net sales include adjustments for recurring intercompany sales between the Company and the divested operations that were previously eliminated in consolidation as such sales will continue after the divestiture. Tax effects have been determined based on the statutory rates in effect during the period.

(3)	Represents the reduction in interest expense resulting from the use of proceeds to retire $506.4 million principal amount of debt. The loss on debt purchase is excluded from the pro forma statement of earnings as it is non-recurring.

(4)	Represents the results of operations after adjustments for the divestiture and debt purchase.

(5)	Represents balances as reported on the audited Consolidated Balance Sheet included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.

(6)	Represents cash proceeds received from Purchaser, net of transaction costs, as follows:

Proceeds from Purchaser	$720.0
Cash paid for transaction costs	(1.0)
Adjustment to cash and cash equivalents	$719.0

(7)	Represents the assets and liabilities of the sold concrete and cement operations.

(8)	Represents current deferred income tax adjustments related to the sale.

(9)	Represents current federal and state income tax due on the sale.

(10)	Represents noncurrent deferred income tax adjustments related to the sale. Assumes like-kind-exchange deferral of $37.3 million related to the purchase of 136 million tons of aggregates reserves in Southern California for $117 million as announced in the press release dated January 23, 2014. As the Company previously operated this quarry under a mineral lease, the acquisition will result in a $7 million decrease to annual royalty expense. In addition, the noncurrent deferred income tax adjustment assumes utilization of all federal net operating loss and charitable contribution carryforwards, and a portion of state net operating loss carryforwards.

(11)	Retained earnings were adjusted as a result of adjustments (7) through (10). The actual gain may differ from this estimate.

(12)	The Company used $588.7 million of the sales proceeds to retire $506.4 million principal amount of debt and pay accrued interest on the debt purchased resulting in a pretax charge of $72.8 million. The following tables summarize the transaction:

Cash Paid
Principal Amount	$506.4
Premium	71.8
Accrued Interest	9.0
Transaction Costs	1.5
Total	$588.7

Reported Value Debt Reduction Principal Amount	$506.4
Fair Value Hedge Gain and Discounts	8.7
Total	$515.1

Pretax Charge
Premium	$71.8
Transaction Costs	1.5
Acceleration of Deferred Gains and Costs	(.5)
Total	$72.8

The debt purchase will also result in estimated current federal and state income tax benefit of $26.8 million.

As noted above, the loss on debt purchase is excluded from the pro forma statement of earnings as it is non-recurring.

(13)	Represents balances after adjustments for the divestiture and debt purchase.